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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated May 13, 2002, relating to the financial statements and financial highlights which appears in the March 31, 2002 Annual Report to Shareholders of PBHG Funds (the "Fund"), which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings "Financial Statements" and "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
October 7, 2002